                          SECOND AMENDMENT DATED AS OF
                        MARCH 28, 1996 TO THE AMENDED AND
                             RESTATED LOAN AGREEMENT
                            DATED AS OF JULY 6, 1995

         This Second Amendment (the "Second Amendment") is dated as of March 28, 1996 by and among PDK LABS INC., a New York corporation having its principal place of business at 145 Ricefield Lane, Hauppauge, New York 11788 (the "Company"), PDI LABS, INC. ("PDI"), a New York corporation having its principal place of business at 145 Ricefield Lane, Hauppauge, New York 11788, C&C ENTERPRISES, INC. ("C&C"), a Delaware corporation, having its principal place of business at 145 Ricefield Lane, Hauppauge, New York 11788 (PDI and C&C, each a "Guarantor" and collectively, the "Guarantors") and CHEMICAL BANK, a New York banking corporation, having an office at 395 North Service Road, Melville, New York 11747 (the "Bank").

         WHEREAS, the Bank, the Company and PDI entered into an Amended and Restated Revolving Credit Agreement dated as of July 15, 1994 (the "Prior Agreement"); and

         WHEREAS, the Prior Agreement was amended and restated pursuant to that certain third amendment ("Third Amendment") to the Prior Agreement dated as of July 6, 1995, which Third Amendment, among other things, set forth the terms of an Amended and Restated Loan Agreement dated July 6, 1995 (the "Amended and Restated Loan Agreement"); and

         WHEREAS, the Amended and Restated Loan Agreement has heretofore been amended pursuant to that certain First Amendment dated as of August 31, 1995 (as so amended the "Agreement"); and

         WHEREAS, the Bank has heretofore extended credit to the Company on a revolving credit basis as evidenced by a promissory note of the Company, in the original principal amount of $7,000,000.00 dated July 6, 1995 (the "Revolving Credit Note"); and

         WHEREAS, the Bank has made a Term Loan to the Company in the original maximum principal amount of $4,000,000.00 pursuant to the Agreement as evidenced by a promissory note of the Company, in the original principal amount of $4,000,000.00 dated July 6, 1995 (the "Term Loan Note"); and

         WHEREAS, the Company has requested that the Bank make a term loan to the Company in the principal amount of $1,500,000.00 and the Bank has agreed to make such term loan provided that the Company and the Guarantors enter into this Second Amendment, and provided that certain other provisions contained herein are met.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Bank, the Company and the

Guarantors agree as follows:

         1. Definitions. As used in this Second Amendment, capitalized terms, unless otherwise defined, shall have the meanings ascribed to them in the Agreement.

         2. Representations and Warranties. As an inducement for the Bank to enter into this Second Amendment, the Company and the Guarantors each represent and warrant as follows:

                  That with respect to the Agreement and the Loan Documents:

                  (i) On the date hereof, there are no defenses, offsets or counterclaims to the Company's or the Guarantors' obligations under the Agreement, the Revolving Credit Note, the Term Loan Note, the Guaranty, the Security Agreements or any of the other Loan Documents.

                  (ii) All of the representations and warranties made by the Company and the Guarantors in the Agreement or in the other Loan Documents are true and correct in all material respects as if made on the date hereof, provided that the representations made in Section 4.8 of the Agreement shall relate to the November 30, 1995 consolidated financial statements of the Company and its Subsidiary and are subject to any information in the Company's Form 10-K for November 30, 1995.

                  (iii) On the date hereof, no Default or Event of Default is existing under the Agreement or the other Loan Documents or will be caused by the making of Term Loan II (as defined below).

                  (iv) As of the date of this Second Amendment, the outstanding aggregate principal balance of the Revolving Credit Loans evidenced by the Revolving Credit Note is $5,500,000.00.00, and interest has been paid through February 29, 1996.

                  (v) As of the date of this Second Amendment, the outstanding aggregate principal balance of the Term Loan evidenced by the Term Loan Note is $3,600,000.00, and interest has been paid through February 29, 1996.

                  (vi) As of the date of this Second Amendment, the outstanding aggregate principal balance of the Existing Term Loan evidenced by the Existing Term Loan Note is $269,777.12, and interest has been paid through March 1, 1996.

         3. Conditions. This Second Amendment shall be effective upon (i) the fulfillment of the conditions precedent described in

Section 4(I) hereof to the reasonable satisfaction of the Bank, and (ii) receipt by the Bank of a facility fee of $15,000.00.

         4. Amendments. (A) The definition of Interest Period contained in
Section 1.1 of the Agreement is hereby deleted in its entirety and replaced as follows:

                  "'Interest Period' shall mean (i) with respect to any Eurodollar Loan, initially, the period commencing on the date of borrowing with respect to such Eurodollar Loan and ending one, two or three months thereafter as selected by the Company in its notice of borrowing as provided in Section 2.3, 2A.2 or 2B.2 and thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two or three months thereafter, as selected by the Company by irrevocable notice to the Bank not less than three (3) Working Days prior to the last day of the then current Interest Period with respect to such Eurodollar Loan; and

                  (ii) with respect to any Match Rate Loan the period commencing on the date of such Match Rate Loan and ending on such date as the Company may elect after being advised by the Bank as to what maturities are available with respect to the Match Rate Loan being requested at that time;

         provided that, all of the foregoing provisions relating to the Interest Periods are subject to the following:

                           (A) no Interest Period shall end later than the
                  Termination Date or the Maturity Date, as applicable;

                           (B) if any Interest Period pertaining to a Match Rate
                  Loan would end on a day that is not a Business Day, such Interest Period shall be extended to the next Business Day;

                           (C) if any Interest Period pertaining to a Eurodollar
                  Loan would end on a day which is not a Working Day, that Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

                           (D) any Interest Period pertaining to a Eurodollar
                  Loan that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Working Day of a calendar month;

                           (E) if any requested Interest Period includes a day
                  on which an installment of principal of the Eurodollar Loan or Match Rate Loan is due and payable but does not begin or end on such date, then the requested Eurodollar Loan or Match Rate Loan shall have an Interest Period (if available) ending on or before such payment date. "


         (B) The definition of Loan or Loans contained in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced as follows:

                  "'Loan' or 'Loans' shall mean one or more of the Revolving Credit Loans, the Term Loan or the Term Loan II as the context may require and includes Prime Rate Loans, Eurodollar Loans and Match Rate Loans."

         (C) The definition of Match Rate Loan contained in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced as follows:

                  "'Match Rate Loan' shall mean a Loan which is bearing interest at a rate based on the Match Funded Rate in accordance with the provisions of Section 2A.5(c) or 2B.5(c) hereof."

         (D) The definition of Maturity Date contained in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced as follows:

                  "'Maturity Date' shall mean in the case of the Term Loan and the provisions of this Agreement, the Term Loan Note and the other Loan Documents relating thereto, the last Business Day of August, 2000, and in the case of Term Loan II and the provisions of this Agreement, the Term Loan II Note and the other Loan Documents relating thereto, the last Business Day of February, 2001."

         (E) The definition of Note or Notes contained in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced as follows:

                  "'Note' or 'Notes' shall mean either or all of the Revolving Credit Note, the Term Loan Note or the Term Loan II Note (as the context may require) and all attachments thereto described in Section 2.2, 2A.3 and 2B.3 hereof, respectively."

         (F) The following definition is hereby added to Section 1.1 of the
Agreement:

                  "'Term Loan II' shall have the meaning assigned in
         Section 2B.1 hereof."

         (G) The following definition is hereby added to Section 1.1 of the
Agreement:

                  "'Term Loan II Note' means a promissory note of the Company payable to the order of the Bank, in substantially the form of Exhibit D annexed hereto, evidencing the indebtedness of the Company to the Bank resulting from the Term Loan II made by the Bank to the Company pursuant to this Agreement."

         (H) The following Section 2B is hereby added to the Agreement:


                  "SECTION 2B. AMOUNT AND TERMS OF TERM LOAN II

         2B.1 The Term Loan II. The Bank agrees, on the date of the Second Amendment, and on the terms and conditions and in reliance upon the representations and warranties hereinafter set forth in this Agreement, to lend to the Company the principal amount of One Million Five Hundred Thousand ($1,500,000.00) Dollars, and the Company agrees to borrow such amount from the Bank by executing and delivering to the Bank the Term Loan II Note. The Term Loan II, or portions thereof, shall be a Prime Rate Loan or a Fixed Rate Loan (or a combination thereof) as the Company may request subject to and in accordance with Section 2B.2 hereof. The Bank may at its option make any Eurodollar Loan by causing a foreign branch or affiliate to make such Loan, provided that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of Term Loan II Note.

         2B.2 Notice of Term Loan II Designations. (a) The Company may elect to designate the Term Loan II (or a portion thereof) as a Prime Rate Loan or a Fixed Rate Loan by so specifying in the irrevocable notice given pursuant to this Section 2B.2; provided, however, that each Fixed Rate Loan for any specific Interest Period shall be in the minimum principal amount of $500,000.00.

         (b) The Company shall give the Bank irrevocable written, telex, telephonic (immediately confirmed in writing) or facsimile notice (i) at least three (3) Business Days' prior to each election to designate the Term Loan II (or a portion thereof) as a Eurodollar Loan, (ii) such notice as the Bank may, in its sole discretion require from time to time, to designate the Term Loan II (or a portion thereof) as a Match Rate Loan (subject to availability), and (iii) prior to 11:00 a.m. on the day of each election to designate the Term Loan II (or a portion thereof) as a Prime Rate Loan, in each case specifying the date (which shall be a Business Day) thereof and the aggregate principal amount and, if any portion thereof is to consist of one or more Fixed Rate Loans, the respective principal amounts and Interest Periods for each such Fixed Rate Loan; provided that:

                  (i) if the Company shall fail to specify the duration of an Interest Period with regard to any Eurodollar Loan in its notice, the Interest Period shall be for a period of one month; and

                  (ii) if the Company shall request a Match Rate Loan when such Loans are not available, fail to specify the duration of the Interest Period with regard to a requested Match Rate Loan or fail to specify the type of Loan requested, the request shall be deemed to be a request for a Prime Rate Loan.

         2B.3 Term Loan II Note. The Term Loan II shall be evidenced by the Term Loan II Note of the Company. The Term Loan II Note shall be dated the date of the Second Amendment to this Agreement and shall mature on the Maturity Date at which time the entire outstanding principal balance and all interest thereon shall be due and payable. The Term Loan II Note shall be entitled to the benefits and subject to the provisions of this Agreement.


         2B.4 Repayment of the Term Loan II Note. The principal balance of the Term Loan II Note shall be payable in twenty (20) quarterly installments, each due on the last Business Day of each May, August, November and February of each year, beginning on the last Business Day of May, 1996. Each of the first nineteen (19) such quarterly principal installments shall be in the amount of Seventy Five Thousand ($75,000.00) Dollars and the twentieth (20th) such quarterly principal installment shall be in an amount equal to the then outstanding principal balance of the Term Loan II Note.

         2B.5 Payment of Interest on the Term Loan II Note. (a) In the case of a Prime Rate Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Prime Rate. Such interest shall be payable on the first Business Day of each month commencing on the first such date after the date of such Prime Rate Loan, on the Maturity Date and upon payment or prepayment of such Prime Rate Loan. Any change in the rate of interest on the Term Loan II Note due to a change in the Prime Rate shall take effect as of the date of such change in the Prime Rate.

         (b) In the case of a Eurodollar Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to 2% above the Eurodollar Rate. Such interest shall be payable on the last day of each Interest Period applicable thereto, on the first Business Day of each month and on the Maturity Date. The Bank shall determine the rate of interest applicable to each requested Eurodollar Loan for each Interest Period at 11:00 a.m., New York City time, or as soon as practicable thereafter, two (2) Working Days prior to the commencement of such Interest Period and shall notify the Company of the rate of interest so determined. Such determination shall be conclusive absent manifest error.

         (c) In the case of a Match Rate Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Match Funded Rate. Such interest shall be payable on the first Business Day of each month, commencing with the first such date after the date of such Match Rate Loan, on the Maturity Date and on the last day of each Interest Period applicable thereto. In the event Match Rate Loans are available, the Bank shall determine the Match Funded Rate applicable to each requested Match Rate Loan for each Interest Period at 11:00 a.m., New York City time, or as soon as practicable thereafter, on the day of the making of such Match Rate Loan, and shall notify the Company of the Match Funded Rate so determined. Such determination shall be conclusive absent manifest error.

         2B.6 Conversion and Continuation of Loans. The Company shall have the right, at any time, on three (3) Business Days or three (3) Working Days, as applicable, prior irrevocable written notice to the Bank (which notice, to be effective, must be received by the Bank not later than 10:00 a.m., New York City time, on the third (3rd) Business Day or Working Date, as applicable, preceding the date of any continuation or conversion), (i) to continue the Term Loan II or a portion thereof as a Fixed Rate Loan into a subsequent Interest Period (subject to availability), or (ii) to convert the Term Loan II or a portion thereof to a Fixed Rate Loan at the expiration of an Interest Period with respect thereto into a Fixed Rate Loan of a different type (subject to availability), and (iii) to convert the Term Loan II or a portion thereof which is a Prime Rate Loan into a Fixed Rate Loan (subject to availability), subject to the following:

         (a) no Event of Default shall have occurred and be continuing at the time of any proposed conversion or continuation;

         (b) in the case of a continuation or conversion of less than the total principal amount of the Term Loan II Note, the aggregate principal amount of the Term Loan II continued or converted shall be in the minimum amount of $500,000.00;

         (c) each continuation or conversion shall be effected by the Bank applying the proceeds of the new Loan to the Loan (or portion thereof) being continued or converted;

         (d) if the new Loan made as a result of a continuation or conversion shall be a Fixed Rate Loan, the first Interest Period with respect thereto shall commence on the date of continuation or conversion;

         (e) each request for a Eurodollar Loan which shall fail to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month;

         (f) unless sufficient Prime Rate Loans are outstanding or other Fixed Rate Loans are outstanding with Interest Periods expiring prior to the next scheduled installment payment of the Term Loan II Note, and are sufficient to enable the Company to make such installment payment, any Fixed Rate Loan, a portion of which is required to be repaid on any such installment payment date shall be automatically converted at the end of such Interest Period into a Prime Rate Loan;

         (g) any request for a Match Rate Loan which shall fail to state an Interest Period or which shall be made when such Loans are not available shall be deemed to be a request for a Prime Rate Loan; and

         (h) in the event that the Company shall not give notice to continue a Fixed Rate Loan as provided above, such Loan shall automatically be converted into a Prime Rate Loan at the expiration of the then current Interest Period.

         2B.7 Use of Proceeds. The proceeds of Term Loan II shall be used by the Company to repay outstanding Revolving Credit Loans. No part of the proceeds of Term Loan II will be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation G, T, U, or X.

         2B.8 Voluntary Prepayment. (a) The Company shall have the right at any time and from time to time to prepay any Prime Rate Loan, in whole or in part, without premium or penalty on the same day on which telephonic notice is given to the Bank (immediately confirmed in writing) of such prepayment provided, however, that each such prepayment shall be on a Business Day and each partial prepayment shall be in an aggregate principal amount which is an integral multiple of $25,000.00.

         (b) The Company shall have the right at any time and from time to time, subject to the provisions hereof and of Section 2B.9, to prepay any Eurodollar Loan, in whole or in part, on three (3) Business Days prior irrevocable written notice to the Bank, provided, however, that such prepayment may only be made on the last day of the applicable Interest Period and each partial prepayment shall be in an aggregate principal amount which is an integral multiple of $25,000.00.

         (c) The Company shall have the right at any time and from time to time, subject to the provisions hereof and of Section 2B.9, to prepay any Match Rate Loan, in whole or in part upon at least three (3) Business Days prior irrevocable written notice to the Bank; provided, however, that each such prepayment shall be on a Business Day and each partial prepayment shall be in an aggregate principal amount which is an integral multiple of $25,000.00.

         (d) The notice of prepayment under this Section 2B.8 shall set forth the prepayment date and the principal amount of the Loan being prepaid and shall be irrevocable and shall commit the Company to prepay such Loan by the amount and on the date stated therein. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment. Each prepayment under this Section 2B.8 shall be applied first towards unpaid interest on the amount being prepaid and then towards the principal in whole or partial prepayment of Loans by the Company. In the absence of such specification, amounts being prepaid shall be applied first to any Prime Rate Loan then outstanding and then to Match Rate Loans in the order of the expiration of their respective Interest Periods. Eurodollar Loans may be prepaid only in accordance with the provisions of paragraph (b) above. All partial prepayments of the Term Loan II shall be applied to installments of principal in the inverse order of maturity.

         2B.9 Reimbursement by Company. (a) The Company shall reimburse the Bank upon the Bank's demand for any loss incurred or to be incurred by it in the reemployment of the funds released by any prepayment or conversion of any Match Rate Loan required or permitted by this Agreement, if such Loan is prepaid or converted (whether voluntarily or by acceleration) other than on the last day of the Interest Period for such Loan, or if the Company fails to borrow the Match Rate Loan (or is not able to borrow because of an Event of Default or for any other reason hereunder) after having given the irrevocable notice provided by Sections 2B.2 and 2B.6 of this Agreement. Such loss shall be the product of (i) the difference as determined by the Bank between (x) the rate of interest applicable to such Match Rate Loan being prepaid or converted for the remainder of the Interest Period and (y) the rate of interest payable on United States Treasury obligations in an amount and with a maturity similar to such Loan or Loans times (ii) the aggregate amount of principal so prepaid or converted times
(iii) the number of days remaining in the applicable Interest Period divided by 360 days.


         (b) The Company shall reimburse the Bank upon the Bank's demand for any loss, cost or expense incurred or to be incurred by it (in the Bank's determination) as a result of any prepayment or conversion (whether voluntarily or by acceleration) of any Eurodollar Loan other than on the last day of the Interest Period for such Loan, or if the Company fails to borrow the Eurodollar Loan (or is not able to borrow because of an Event of Default or for any other reason hereunder) after having given the irrevocable notice provided by Sections 2B.2 or 2B.6 of this Agreement. Such reimbursement shall include, but not be limited to, any loss, cost or expense incurred by the Bank in obtaining, liquidating or redeploying any funds used or to be used in making or maintaining the Eurodollar Loan.

         2B.10 Requirements of Law. In the event that any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof or compliance by the Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality:

                  (i) does or shall subject the Bank to any tax of any kind whatsoever with respect to this Agreement, the Term Loan II Note or the Term Loan II made hereunder, or change the basis of taxation of payments to the Bank of principal, interest or any other amount payable hereunder (except for changes in the rate of any tax presently imposed on the Bank);

                  (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Bank which are not otherwise included in the determination of the Eurodollar Rate or Match Funded Rate hereunder;

                  (iii) does or shall impose on the Bank any other condition;

and the result of any of the foregoing is to increase the cost to the Bank of making, renewing or maintaining advances or extensions of credit to the Company or to reduce any amount receivable from the Company thereunder then, in any such case, the Company shall promptly pay to the Bank, upon its demand, any additional amounts necessary to compensate the Bank for such additional cost or reduced amount receivable which the Bank deems to be material as determined by the Bank with respect to this Agreement, the Term Loan II Note or the Term Loan II made hereunder. If the Bank becomes entitled to claim any additional amounts pursuant to this Section 2B.10, it shall promptly notify the Company of the event by reason of which it has become so entitled. A certificate setting forth calculations as to any additional amounts payable pursuant to the foregoing sentence submitted by the Bank to the Company shall be conclusive in the absence of manifest error.

         2B.11 Changes in Capital Requirements. If after the date of the Second

Amendment to this Agreement, the Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital as a consequence of its obligations hereunder to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, within 15 days after demand by the Bank, the Company shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction. The Bank will promptly notify the Company of any event of which it has knowledge, occurring after the date of the Second Amendment to this Agreement, which will entitle the Bank to compensation pursuant to this Section 2B.11.

         2B.12 Illegality. Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for the Bank to make or maintain Fixed Rate Loans as contemplated by this Agreement, (a) the Bank's obligation hereunder to make Fixed Rate Loans or convert Prime Rate Loans to Fixed Rate Loans shall forthwith be canceled and (b) loans then outstanding as Fixed Rate Loans, if any, shall be converted to Prime Rate Loans on the last day of the Interest Period applicable thereto or within such earlier period as required by law. The Company hereby agrees to promptly pay to the Bank, upon its demand, any amounts required by Section 2B.9 resulting from a prepayment of a Fixed Rate Loan.

         2B.13 Indemnification. The Company agrees to indemnify the Bank and to hold the Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of (i) default by the Company in payment when due of the principal amount of or interest on any Fixed Rate Loan, (ii) default by the Company in making a borrowing of, conversion into or continuation of Fixed Rate Loans after the Company has given a notice requesting the same in accordance with the provisions of this Agreement or (iii) default by the Company in making any prepayment after the Company has given a notice thereof in accordance with the provisions of this Agreement. This covenant shall survive the termination of this Agreement and the payment of the Term Loan II Note and all other amounts payable hereunder.

         2B.14 Inability to Determine Rate. If with respect to any Interest Period pertaining to a Fixed Rate Loan, the Bank determines that extraordinary circumstances affecting the relevant market make it impracticable to ascertain the interest rate applicable for such Interest Period, the Bank shall promptly notify the Company of such determination and no conversions to or continuations of the Fixed Rate shall be made until such notice is withdrawn. If any Fixed

Rate Loan is outstanding on the date of such notice and such notice has not been withdrawn on the last day of the then current Interest Period applicable thereto, the Company may on the last day of such Interest Period either convert such Fixed Rate Loan to a loan maintained at an alternate rate of interest available hereunder or prepay the outstanding principal balance thereof and accrued interest thereon in full.

         2B.15 Authorization to Debit Company's Account. The Bank is hereby authorized to debit the Company's account maintained with the Bank for (i) all scheduled payments of principal and/or interest under the Term Loan II Note, and
(ii) all other amounts due hereunder; all such debits to be made on the days such payments are due in accordance with the terms hereof.

         2B.16 Default Interest. Upon the occurrence and during the continuation of a Default, the Company shall pay interest on all amounts owing under the Term Loan II Note and this Agreement (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to two (2%) percent in excess of the interest rate otherwise in effect hereunder.

         2B.17 Payments. All payments by the Company hereunder or under the Term Loan II Note shall be made in U.S. dollars in immediately available funds at the office of the Bank by 12:00 noon, New York City time on the date on which such payment shall be due. Interest on the Term Loan II Note shall accrue from and including the date thereof to but excluding the date on which such Loan is paid in full or refinanced with a Loan of a different type.

         2B.18 Interest Adjustments. (a) If the provisions of this Agreement or the Term Loan II Note would at any time otherwise require payment by the Company to the Bank of any amount of interest in excess of the maximum amount then permitted by applicable law the interest payments shall be reduced to the extent necessary so that the Bank shall not receive interest in excess of such maximum amount. To the extent that, pursuant to the foregoing sentence, the Bank shall receive interest payments hereunder or under the Term Loan II Note in an amount less than the amount otherwise provided, such deficit (hereinafter called the "Interest Deficit") will cumulate and will be carried forward (without interest) until the termination of this Agreement. Interest otherwise payable to the Bank hereunder and under the Term Loan II Note for any subsequent period shall be increased by such maximum amount of the Interest Deficit that may be so added without causing the Bank to receive interest in excess of the maximum amount then permitted by applicable law.

         (b) To the extent permitted by law, the amount of the Interest Deficit shall be treated as a prepayment penalty and paid in full at the time of any optional prepayment by the Company to the Bank of all or part of the Term Loan
II. The amount of the Interest Deficit relating to the Term Loan II Note on the Maturity Date shall be cancelled and not paid.

         2B.19 Participations, Etc. The Bank shall have the right at any time, with or without notice to the Company, to sell, assign, transfer or negotiate all or any part of the Term Loan II Note or grant participations therein to one or more banks (foreign or domestic, including an affiliate of the Bank), insurance companies or other financial institutions, pension funds or mutual funds. The Company and the Guarantors agree and consent to the Bank providing financial and other information regarding their business and operations to prospective purchasers or participants and further agree that to the extent that the Bank should sell, assign, transfer or negotiate all or any part of the Term Loan II Note, the Bank shall be forever released and discharged from its obligations under the Term Loan II Note and this Agreement to the extent same is sold, assigned, transferred or negotiated. Nothing herein shall prevent the Bank from pledging the Term Loan II Note with a Federal Reserve Bank."

         (I) A new Section 3.5 is hereby added to the Agreement as follows:

         "3.5 Conditions of the Making of Term Loan II. The obligation of the Bank to make Term Loan II hereunder shall be subject to the fulfillment of the following conditions precedent:

                  (a) Legal Opinion. There shall have been delivered to the Bank on the date of the Term Loan II Note an opinion of Bernstein and Wasserman, Esqs., counsel to the Company, in form and substance satisfactory to the Bank, dated such date, to the same effect as Sections 4.1, 4.2, 4.3 and 4.4 hereof and to the further effect that the Second Amendment to this Agreement, the Term Loan II Note and any other Loan Document have been duly authorized, executed and delivered by a duly authorized officer of the Company and each Guarantor and, assuming due authorization and execution by the Bank, constitute valid obligations of the Company and the Guarantors, where applicable, legally binding upon them and enforceable (except as may be limited by any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally) in accordance with their terms. The opinion shall also cover such other matters incident to the matters contemplated by this Agreement as the Bank shall reasonably require.

                  (b) Corporate Proceedings. The Company shall have furnished to the Bank (in form and substance satisfactory to the Bank) (i) a copy, certified by appropriate officers of the Company and the Guarantors on such date, of the resolutions of the respective Boards of Directors of the Company and the Guarantors authorizing the Term Loan II herein provided for, and the execution, delivery and performance of the Second Amendment to this Agreement, the Term Loan II Note and any other Loan Document, (ii) a statement that the by-laws and the certificates of incorporation of the Company and the Guarantors have not changed since the date of the Third Amendment; (iii) copies of the good standing certificates for the Company and the Guarantors from the Secretary of State or equivalent officer of their respective states of incorporation and of each state in which the conduct of the Company's or such Guarantor's business requires qualification; and (iv) evidence of the authority of the Person executing the Loan Documents on behalf of the Company and the Guarantors.

                  (c) Personal Property Insurance. The Company shall have delivered to the Bank evidence of property damage insurance acceptable to the Bank covering the replacement value of all personal property of the Company and the Guarantors, in an amount satisfactory to the Bank and naming the Bank as "loss payee".

                  (d) Invoices, Bills and Contracts. The Company shall have delivered copies of all invoices, bills, contracts and paid receipts in connection with the capital expenditures made by the Company, which are being replenished with the proceeds of the Term Loan II.

                  (e) Annual Financial Statement. The Bank shall have received the audited consolidated financial statement of the Company and its Subsidiary for the fiscal year ended November 30, 1995, prepared by independent certified public accountants satisfactory to the Bank in accordance with GAAP.

                  (f) Representations and Warranties; No Default. The representations and warranties contained in Section 2 of this Second Amendment shall be true and correct on and as of the date of the Term Loan II Note, and no Default or Event of Default or event which with the passage of time or the giving of notice of both would constitute a Default or Event of Default shall have occurred and be continuing on such date or will be caused by the making of the Term Loan II Note.

                  (g) Legal Matters. All other instruments and legal and corporate proceedings in connection with the transactions contemplated by the Second Amendment to this Agreement, shall be satisfactory in form and substance to the Bank and its counsel, and counsel to the Bank shall have received copies of all documents which it may have reasonably requested in connection therewith.

                  (h) UCC-1 Financing Statements. The Bank shall have received duly executed UCC-1 financing statements in recordable form covering all of the assets and personal property of the Company located at 300 Oser Avenue, Hauppauge, New York."

         (J) Section 4.15 of the Agreement is hereby deleted in its entirety and replaced as follows:

                  "4.15 Use of Proceeds. The proceeds of each Loan shall be used for the purposes set forth in Section 2.13, Section

         2A.7 and Section 2B.7 of this Agreement."

         (K) The following sentence is hereby added to the end of Section 5.3 of the Agreement:

                  "The Company shall cause the Bank to be named at all times as loss payee and as an additional insured on all such insurance policies covering the Collateral (as such term is defined in the Security Agreement)."

         (L) Section 6.5 of the Agreement is hereby amended by adding the word "and" after the ";" following clause (k), by deleting the "; and" at the end of the clause (l), by deleting clause (m) in its entirety and by inserting a period at the end of clause (l).

         (M) A new Section 6.16 is hereby added to the Agreement as follows:

                  "6.16 Limitation on Capital Expenditures. Make any Capital Expenditures (excluding Capital Expenditures resulting from acquisitions of property, plant and equipment described in Section 6.5(g) of this Agreement) including purchase money indebtedness if, after giving effect thereto, the aggregate amount of such expenditures by the Company and its Subsidiaries would exceed $1,500,000.00 during any fiscal year."

         (N) A new Section 6.17 is hereby added to the Agreement as follows:

                  "6.17 Limitation on Dividends and Stock Acquisitions. Declare or pay any dividends or make any other distribution (whether in cash or property) on any shares of its capital stock now or hereafter outstanding, or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock or warrants or options therefor now or hereafter outstanding (all such dividends, distributions, purchases and other actions being hereinafter collectively called "Stock Payments", except that (a) a Subsidiary (other than Future) may make Stock Payments to the Company; (b) the Company may declare stock splits and pay dividends payable solely in shares of any class of its capital stock; and (c) the Company may declare or pay dividends on its preferred stock in an aggregate amount not to exceed $362,000 in the aggregate in each fiscal year of the Company.

         5. Collateral. It is expressly understood and agreed that all collateral security for the Loans as set forth in the Agreement prior to this Second Amendment is and shall continue to be collateral security for the Loans provided for in the Agreement as herein amended. Without limiting the generality of the foregoing, the Company and the Guarantors hereby absolutely and unconditionally confirm that the Loan Documents and any other document or instrument executed by the Company and the Guarantors pursuant to the Agreement continue in full force and effect, are ratified and confirmed and are and shall continue to be applicable to the Agreement, as herein amended.


         6. No Waiver. No modification or waiver of any of the provisions of this Second Amendment or any other agreement or instrument made or issued pursuant to this Second Amendment or contemplated hereby, nor consent to any departure by the Company therefrom shall, in any event, be effective unless made in writing and signed by the Bank and the Company, and then any such modification or waiver shall be effective only in the specific instance and purpose for which given unless otherwise specified therein. No notice to, or demand on, the Company in any case shall, of itself, entitle it to further notice or demand in similar circumstances.

         7. Limits of Amendment. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to or waiver of any other term or condition of the Agreement or of any of the documents referred to therein, or (b) prejudice any right or rights which the Bank may now have or may have in the future or in connection with the Agreement or any of the documents referred to therein.

         8. Governing Law. This Second Amendment shall be governed by the laws of the State of New York.

         9. Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS AND THE BANK WAIVE TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS SECOND AMENDMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED IN CONNECTION WITH THIS SECOND AMENDMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

         10. Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed by the party against whom enforcement thereof is sought, shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         11. Ratification of Guaranties. The Guarantors, by their execution hereof, hereby ratify and confirm all of the terms of the Guaranties and expressly agree and acknowledge that their Guaranties extend to the Term Loan II Note, the Term Loan II and all other amounts due under this Second Amendment.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                                     PDK LABS INC.

                                                     By: /s/ Michael B. Krasnoff
                                                        ------------------------
                                                        Michael B. Krasnoff
                                                        Chief Executive Officer

                                                     PDI LABS, INC.

                                                     By: /s/ Michael B. Krasnoff
                                                        ------------------------
                                                        Michael B. Krasnoff
                                                        Chief Executive Officer

                                                     C&C ENTERPRISES, INC.

                                                     By: /s/ Michael B. Krasnoff
                                                        ------------------------
                                                        Michael B. Krasnoff
                                                        Chief Executive Officer

                                                     CHEMICAL BANK

                                                     By: /s/ Frank Arceri
                                                        ------------------------
                                                        Name:  Frank Arceri
                                                        Title: Vice President